Exhibit 99.1

ACADIA HEALTHCARE ANNOUNCES FIRST QUARTER 2026 RESULTS

Company Increases Full Year 2026 Adjusted EBITDA and Adjusted EPS Guidance

FRANKLIN, Tenn. (April 29, 2026) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Results

●	Revenue totaled $828.8 million, a 7.6% increase compared with the first quarter of 2025
●	Same-facility revenue increased 7.3% compared with the first quarter of 2025, including an increase in revenue per patient day of 5.6% and an increase in patient days of 1.6%
●	Net income attributable to Acadia totaled $0.05 per diluted share, compared with $0.09 per diluted share in the prior-year period
●	Adjusted net income attributable to Acadia totaled $33.3 million, or $0.37 per diluted share, compared with $36.9 million, or $0.40 per diluted share, in the prior-year period
●	Adjusted EBITDA was $144.2 million, compared with $134.2 million in the prior-year period
●	Added 82 newly licensed beds during the first quarter, including 42 beds to existing facilities and 40 beds from newly constructed facilities

Adjusted net income attributable to Acadia, Adjusted EBITDA and Adjusted earnings per diluted share are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 10.

“The good start to the year reflects disciplined execution throughout Acadia as we provide quality care for individuals seeking treatment for mental health and substance abuse issues,” said Debbie Osteen, Chief Executive Officer of Acadia. “Strong patient volumes across our Acute and RTC businesses, along with continued operating efficiencies across the Company, enabled us to exceed the high end of our Adjusted EBITDA guidance. I am very pleased with how the team has responded in my first few months back as CEO, and we are building on this progress with a clear focus on sustained performance and long‑term value.”

First Quarter Financial Summary

(dollars in millions, except per share amounts)	2026	2025	Change (%)

Acute Inpatient Psychiatric Facilities	$471	$412	14%
Specialty Treatment Facilities	$128	$137	(7%)
Comprehensive Treatment Facilities	$140	$137	2%
Residential Treatment Facilities	$90	$85	6%
Total Revenue	$829	$771	8%
Reported Net Income	$4	$9	(56%)
Adjusted EBITDA	$144	$134	7%
Reported EPS	$0.05	$0.09	(44%)
Adjusted EPS	$0.37	$0.40	(8%)

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Discussion of First Quarter Results

Acadia reported first quarter revenue of $828.8 million, an increase of 7.6% year-over-year. Same-facility revenue increased 7.3%, driven by a 1.6% increase in patient days and a 5.6% increase in revenue per patient day. A portion of the increase in revenue per patient day reflects supplemental payments received from Tennessee and Ohio that were not included in the prior-year period, but were contemplated in the first-quarter 2026 guidance issued in February. Same-facility admissions increased 6.5% compared with the prior-year period. Facilities closed over the last twelve months represented a 1.5% drag to reported revenue growth in the first quarter.

Acute inpatient psychiatric facility revenue was $470.7 million, an increase of 14% over the prior year’s first quarter. First quarter acute inpatient volumes increased 6.2%, driven primarily by expanded capacity from both newly constructed and existing facilities.

Specialty treatment facility revenue was $128.1 million, a decrease of 6.5% compared with the prior year’s first quarter. The revenue decline was related to Specialty facilities in Pennsylvania and the impact from having closed a number of Specialty facilities after the first quarter of 2025.

Comprehensive treatment facility (“CTC”) revenue was $140.4 million, an increase of 2.5% compared with the prior year’s first quarter. Residential treatment facility (“RTC”) revenue of $89.6 million increased by 6.3% compared to the prior year’s first quarter.

Total operating expenses were $684.6 million for the first quarter of 2026, an increase of $48.3 million, or 7.6%, over the prior year’s first quarter. Total operating expenses included an increase related to the Company’s reserve for PLGL costs of $10.3 million, in line with the Company’s guidance for 2026, and a $6.0 million increase in provider taxes related to state Medicaid supplemental payment programs.

Salaries, wages and benefits increased by 4.9% primarily due to new facility openings, which generally run net loss positions as occupancy builds, as well as routine annual wage increases. On a per-patient-day basis, total salaries, wages and benefits increased by 3.3%. Same-facility salaries, wages and benefits increased by 3.7%. On a per-patient-day basis, same-facility salaries, wages and benefits increased by 2.0%.

Adjusted EBITDA for the quarter was $144.2 million, compared with $134.2 million in the prior-year period with volume growth in Acute and RTC, along with disciplined cost controls driving the increase. The Company’s Adjusted EBITDA was favorably impacted by $3.2 million less in benefit expenses that are expected to reverse in the second half of 2026.

Interest expense was $38 million in the first quarter of 2026, compared with $29 million in the first quarter of 2025. The increase was primarily driven by increased borrowings.

Transaction, legal and other costs were $22 million for the first quarter of 2026, compared with $31 million in the first quarter of 2025. Transaction, legal and other costs include the cost of government investigations, which was $12.4 million for the first quarter of 2026 compared to $31.0 million in the first quarter of 2025.

Development Activity

The Company added 42 beds to existing facilities in the first quarter and added 40 beds from newly constructed facilities, including the Company’s joint venture with Tufts Medicine.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Cash and Liquidity

As of March 31, 2026, the Company had $158.5 million in cash and cash equivalents and $564.8 million available under its $1.0 billion revolving credit facility. As of March 31, 2026, Acadia’s net leverage ratio was 3.9x Adjusted EBITDA, calculated in accordance with its Credit Agreement as disclosed in the Company’s latest periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

Q2 and Full Year 2026 Financial Guidance

While Acadia does not typically provide financial guidance for the second quarter, given the substantial out-of-period supplemental payments received from the state of Tennessee in the second quarter of 2025, the Company is choosing to do so this year. Acadia’s financial guidance for the second quarter of 2026 and its updated 2026 full year guidance is as follows, subject to the assumptions described below:

Second Quarter 2026 Guidance Range
Revenue	$835 to $850 million
Adjusted EBITDA	$142 to $152 million
Adjusted earnings per diluted share	$0.30 to $0.40

The Company’s second quarter guidance includes the following assumptions:

●	Startup losses of approximately $15 million
●	No incremental new supplemental payments
●

Net leverage at the end of the second quarter is expected at 4.4x-4.5x Adjusted EBITDA (calculated in accordance with the Credit Agreement) because of the significant out-of-period benefit from Tennessee supplemental payments in Q2 of 2025. The Company expects net leverage at year-end 2026 to be in the range of 3.9x to 4.2x.

	Full Year 2026 April Guidance Range	Full Year 2026 February Guidance Range
Revenue	$3.37 to $3.45 billion	$3.37 to $3.45 billion
Adjusted EBITDA	$580 to $615 million	$575 to $610 million
Adjusted earnings per diluted share	$1.35 to $1.60	$1.30 to $1.55
Operating Cash Flow	$285 to $325 million	$280 to $320 million
Capital expenditures	$255 to $280 million	$255 to $280 million

The Company expects its Specialty revenue and contribution to Adjusted EBITDA to increase relative to its guidance provided in February; however, the increase in Specialty is expected to be off-set by modestly higher bad debts and denials.

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Conference Call

Acadia will hold a conference call to discuss its first quarter financial results at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time on Thursday, April 30, 2026. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States (the “U.S.”). As of March 31, 2026, Acadia operated a network of 275 behavioral healthcare facilities with approximately 12,400 beds in 40 states and Puerto Rico. With approximately 25,000 employees serving more than 84,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, RTCs and outpatient clinics.

Description of Business

Unless the context otherwise requires, all references herein to “Acadia,” “the Company,” “we,” “us” or “our” mean Acadia Healthcare Company, Inc. and its consolidated subsidiaries. Acadia Healthcare Company, Inc. is a holding company whose direct and indirect subsidiaries own and operate acute inpatient psychiatric facilities, specialty treatment facilities, CTCs, RTCs and facilities providing outpatient behavioral healthcare services to serve the behavioral healthcare and recovery needs of communities throughout the U.S. and Puerto Rico. The terms “facilities,” “centers,” “clinics,” and “hospitals” refer to entities owned, operated, or managed by subsidiaries of Acadia Healthcare Company, Inc. References herein to “employees” refer to employees of subsidiaries of Acadia Healthcare Company, Inc.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to our strategy, growth and anticipated operating results for future periods. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties, and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors, including because of the significant changes to Medicaid financing mechanisms introduced by the One Big Beautiful Bill Act (the “OBBBA”) enacted on July 4, 2025; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) changes in expectations resulting from actuarial and other reviews of the Company’s liability reserves and other aspects of its business; (vii) potential disruptions to our information technology systems or adverse impacts of a cybersecurity incident; and (viii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes, including, without limitation, due to the OBBBA’s introduction of work or community engagement requirements in the Medicaid expansion population; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share amounts)

Revenue	$828,802	$770,505

Salaries, wages and benefits (including equity-based compensation expense of $7,956 and $8,677, respectively)	467,040	445,271
Professional fees	53,197	45,707
Supplies	29,491	28,342
Rents and leases	11,733	11,656
Other operating expenses	131,079	114,002
Depreciation and amortization	52,426	47,032
Interest expense, net	38,330	29,182
Debt extinguishment costs	—	1,269
Legal settlements expense	13,751	3,504
Gain on sale of property, net	(1,222)	—
Transaction, legal and other costs	22,013	31,072
Total expenses	817,838	757,037
Income before income taxes	10,964	13,468
Provision for income taxes	6,500	4,404
Net income	4,464	9,064
Net income attributable to noncontrolling interests	(359)	(690)
Net income attributable to Acadia Healthcare Company, Inc.	$4,105	$8,374

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.05	$0.09
Diluted	$0.05	$0.09

Weighted-average shares outstanding:
Basic	90,530	91,654
Diluted	90,859	92,038

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2026	2025
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$158,472	$133,242
Accounts receivable, net	471,752	440,604
Other current assets	206,974	240,293
Total current assets	837,198	814,139
Property and equipment, net	3,106,635	3,111,212
Goodwill	1,301,412	1,296,342
Intangible assets, net	98,585	96,672
Deferred tax assets	2,493	2,528
Operating lease right-of-use assets	132,159	134,005
Other assets	67,969	72,550
Total assets	$5,546,451	$5,527,448

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$32,500	$28,438
Accounts payable	142,201	150,403
Accrued salaries and benefits	157,057	188,638
Current portion of operating lease liabilities	20,735	21,160
Other accrued liabilities	136,863	136,555
Total current liabilities	489,356	525,194
Long-term debt	2,494,293	2,471,529
Deferred tax liabilities	76,909	66,605
Operating lease liabilities	121,362	121,961
Other liabilities	196,271	201,607
Total liabilities	3,378,191	3,386,896
Redeemable noncontrolling interests	209,983	191,592
Equity:
Common stock	908	905
Additional paid-in capital	2,719,105	2,713,896
Accumulated deficit	(761,736)	(765,841)
Total equity	1,958,277	1,948,960
Total liabilities and equity	$5,546,451	$5,527,448

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Operating activities:
Net income	$4,464	$9,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,426	47,032
Amortization of debt issuance costs	1,253	1,056
Equity-based compensation expense	7,956	8,677
Deferred income taxes	10,340	(5,621)
Debt extinguishment costs	—	1,269
Non-cash legal settlements expense	—	3,504
Gain on sale of property, net	(1,222)	—
Other	401	73
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(31,148)	(30,993)
Other current assets	27,501	(9,019)
Other assets	(542)	(1,214)
Accounts payable and other accrued liabilities	24,402	(9,242)
Accrued salaries and benefits	(34,570)	(19,801)
Other liabilities	270	16,692
Net cash provided by operating activities	61,531	11,477

Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(8,594)
Cash paid for capital expenditures	(76,564)	(174,631)
Proceeds from sale of property and equipment	16,383	43
Other	(30)	(56)
Net cash used in investing activities	(60,211)	(183,238)

Financing activities:
Borrowings on long-term debt	—	1,200,000
Borrowings on revolving credit facility	85,000	760,000
Principal payments on revolving credit facility	(55,000)	(1,035,000)
Principal payments on long-term debt	(4,063)	—
Repayment of long-term debt	—	(670,856)
Payment of debt issuance costs	—	(18,615)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(2,744)	(1,936)
Repurchase of common stock	—	(46,880)
Contributions from noncontrolling partners in joint ventures	743	—
Other	(26)	(21)
Net cash provided by financing activities	23,910	186,692

Net increase in cash and cash equivalents	25,230	14,931
Cash and cash equivalents at beginning of the period	133,242	76,305
Cash and cash equivalents at end of the period	$158,472	$91,236

Effect of acquisitions:
Assets acquired, excluding cash	$17,290	$19,768
Liabilities assumed	—	(300)
Redeemable noncontrolling interest resulting from an acquisition	(17,290)	(10,874)
Cash paid for acquisitions, net of cash acquired	$—	$8,594

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Operating Statistics (1)
(Unaudited, $ in thousands except per Patient Day metrics)

	Three Months Ended March 31,
	2026	2025	% Change
Same Facility Results (2)
Revenue	$813,384	$758,346	7.3%
Patient Days	772,858	760,664	1.6%
Admissions	51,959	48,776	6.5%
Average Length of Stay (3)	14.9	15.6	-4.6%
Revenue per Patient Day	$1,052	$997	5.6%
Adjusted EBITDA	$199,490	$178,449	11.8%

Total Facility Results
Revenue	$828,802	$770,505	7.6%
Patient Days	786,780	774,933	1.5%
Admissions	53,558	49,683	7.8%
Average Length of Stay (3)	14.7	15.6	-5.8%
Revenue per Patient Day	$1,053	$994	5.9%
Adjusted EBITDA	$185,489	$172,361	7.6%

(1) Total facility and same facility results may not be indicative of the overall performance of our business and should not be considered as alternatives for net income or any other performance measures in accordance with GAAP (as defined herein).

(2) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(3) Average length of stay is defined as patient days divided by admissions.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA and Same Facility Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$4,105	$8,374
Net income attributable to noncontrolling interests	359	690
Provision for income taxes	6,500	4,404
Interest expense, net	38,330	29,182
Depreciation and amortization	52,426	47,032
EBITDA	101,720	89,682

Adjustments:
Equity-based compensation expense (a)	7,956	8,677
Transaction, legal and other costs (b)	22,013	31,072
Debt extinguishment costs (c)	—	1,269
Legal settlements expense (d)	13,751	3,504
Gain on sale of property, net (e)	(1,222)	—
Adjusted EBITDA	$144,218	$134,204

Corporate general and administrative costs (f)	(41,271)	(38,157)
Total Facility Adjusted EBITDA	185,489	172,361
De novos, acquisitions, and closed facilities (g)	(14,001)	(6,088)
Same Facility Adjusted EBITDA	$199,490	$178,449

See footnotes on pages 12-13.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$4,105	$8,374

Adjustments to income:
Transaction, legal and other costs (b)	22,013	31,072
Debt extinguishment costs (c)	—	1,269
Legal settlements expense (d)	13,751	3,504
Gain on sale of property, net (e)	(1,222)	—
Provision for income taxes	6,500	4,404
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	45,147	48,623
Income tax effect of adjustments to income (h)	11,824	11,694
Adjusted income attributable to Acadia Healthcare Company, Inc.	33,323	36,929

Weighted-average shares outstanding - diluted	90,859	92,038

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.37	$0.40

See footnotes on pages 12-13.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment costs, legal settlements expense, and gain on sale of property, net.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment costs, legal settlements expense, gain on sale of property, net, and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.

• Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors’ understanding of the Company’s underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

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ACHC Announces First Quarter 2026 Results

April 29, 2026

Acadia Healthcare Company, Inc.

Footnotes (continued)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because we believe that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to Acadia's equity holders or reinvestment into the Company's business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) termination and restructuring costs; (3) management transition costs; and (4) legal, accounting, and other acquisition-related costs. Government investigations include legal fees and settlement costs related to certain litigation. Termination and restructuring costs include costs, net of gains, incurred related to workforce reductions, contract amendments, and the closure and disposition of certain facilities, including related lease terminations. Management transition costs consist primarily of severance benefits incurred with the departure of the Company’s former Chief Executive Officer, Christopher H. Hunter. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.2 million and $0.9 million for the three months ended March 31, 2026 and 2025, respectively) and legal and settlement costs incurred related to certain litigation not included in government investigations ($0.5 million and ($3.0) million for the three months ended March 31, 2026 and 2025, respectively). The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because we believe that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Government investigations	$12,422	$31,011
Termination and restructuring costs	4,962	2,166
Management transition costs	3,913	—
Legal, accounting and other acquisition-related costs	716	(2,105)
Transaction, legal, and other costs	$22,013	$31,072

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(d) Represents legal settlements expense in excess of the Company's primary and excess insurance policies.  Legal settlements expense for the three months ended March 31, 2026, relates to costs associated with the settlement of Sandoval v. Acadia Healthcare Company, Inc., Marin County Super. Ct. No. CIV1802171.  Legal settlements expense for the three months ended March 31, 2025, relates to costs associated with the Desert Hills litigation.  Legal settlements expense is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(e) Represents gain on facility property sales, net. Net gains from facility property sales are excluded from Adjusted EBITDA because we believe that these gains are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(f) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(g) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(h) Represents the income tax effect of adjustments to income based on tax rates of 26.2% and 24.1% for the three months ended March 31, 2026 and 2025, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

Investor Contact:

investorrelations@acadiahealthcare.com

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